Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 4

TO

CREDIT AGREEMENT

AMENDMENT NO. 4 (“Amendment No. 4”), dated as of May 3, 2010, to the Credit Agreement, dated as of December 21, 2006, by and between Max Bermuda Ltd., a Bermuda company (the “Borrower”) and The Bank of Nova Scotia (the “Lender”), as amended by Amendment No. 1, dated as of December 20, 2007, Amendment No. 2, dated as of December 18, 2008, and Amendment No. 3, dated as of December 17, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I. Capitalized terms used herein and not herein defined shall have the meanings set forth in the Credit Agreement.

II. The Borrower desires to amend the Credit Agreement upon the terms and conditions herein contained, and the Lender has agreed thereto.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. The Credit Agreement is hereby amended, effective as of the date on which such change of name becomes effective in the Registrar of Companies in Bermuda (the “Borrower Name Change”), by deleting the text “Max Bermuda Ltd.” in each instance in which it appears and substituting therefor “Alterra Insurance Limited”.

2. Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in the appropriate alphabetical order:

“Alterra Holdings Credit Agreement” means the Amended and Restated Credit Agreement, dated as of June 12, 2007, entered into by and among Alterra Holdings Limited, a Bermuda company (as successor by amalgamation to Harbor Point Limited), Harbor Point Re Limited, Harbor Point U.S. Holdings, Inc. and Harbor Point Reinsurance U.S., Inc., various financial institutions which are parties thereto, Bank of America, N.A., as fronting bank, as letter of credit administrator, and as administrative agent, and Deutsche Bank AG New York Branch, as fronting bank.

“Amalgamation” means the “amalgamation” (as defined in the Parent’s Registration Statement on Form S-4, effective March 23, 2010).

“Amalgamation Agreement” means the Agreement and Plan of Amalgamation, dated as of March 3, 2010, among Harbor Point Limited, the Parent and Alterra Holdings Limited.

“Amalgamation Date” means the date on which the “Effective Time” (as defined in the Amalgamation Agreement) occurs.

“Parent Credit Agreement” means the Credit Agreement, dated as of August 7, 2007, entered into by and among the Borrower, the Parent, various financial institutions which are parties thereto, and Bank of America, National Association, as fronting bank, as letter of credit administrator, and as administrative agent.

3. Each of the defined terms “Existing Agreement”, “Parent” and “Plan” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows (provided that, with respect to the defined term “Parent”, such amendment and restatement shall be effective as of the date on which such change of name becomes effective in the Registrar of Companies in Bermuda (the “Parent Name Change”)):

“Existing Agreement” means each of (a) the Parent Credit Agreement, (b) the Alterra Holdings Credit Agreement, and (c) Total Return Equity Swaps.

“Parent” means Alterra Capital Holdings Limited, a Bermuda company.

“Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA and as to which the Borrower has or may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

4. Section 4.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 4.3 Employee Benefit Plans. Neither the Borrower nor any of its Subsidiaries maintains or administers any Plans.

5. Section 5.1(c) of the Credit Agreement is hereby amended by deleting the phrase “Within 5 days” and inserting in its place the phrase “Within 30 days”.

6. Section 5.8 of the Credit Agreement is hereby amended by deleting the phrase “the Parent’s 2005 Annual Report” and inserting in its place the phrase “the Summary Section of Parent’s Registration Statement on Form S-4, effective March 23, 2010”.

7. Article V of the Credit Agreement is hereby amended by adding a new Section 5.13 thereto as follows:

SECTION 5.13 Amendment No. 4 Post-closing Items. The Borrower shall deliver or cause to be delivered to the Lender each of the following:

(a) Within ten (10) Business Days following the Amalgamation Date, a certificate of the Secretary of the Borrower, in form and substance satisfactory to the Lender, certifying that the Amalgamation and the Amalgamation Date have occurred, and attaching evidence thereof reasonably satisfactory to the Lender.

(b) Within ten (10) Business Days following the Parent Name Change, a certificate of the Secretary of the Borrower, in form and substance satisfactory to the Lender, certifying that the Parent Name Change has occurred, and attaching evidence thereof reasonably satisfactory to the Lender.

(c) Within ten (10) Business Days following the Borrower Name Change, (i) a certificate of the Secretary of the Borrower, in form and substance satisfactory to the Lender, certifying that the Borrower Name Change has occurred, and attaching evidence thereof reasonably satisfactory to the Lender, (ii) an updated letter from the Process Agent, in form and substance satisfactory to the Lender, agreeing to the terms of Section 9.17 or to other terms satisfactory to the Lender, and (iii) an amendment to the Control Agreement, in form and substance satisfactory to the Lender, executed by the Borrower and the Custodian.

8. Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 6.2 Debt. Not incur, or permit any Subsidiary to incur, any Debt other than (a) Debt under this Agreement; (b) Purchase Money Debt provided the aggregate principal amount outstanding at any time under this clause (b) does not exceed $1,000,000; (c) Debt pursuant to Capitalized Leases provided that (i) such Leases do not cover any property other than property acquired in connection therewith and (ii) the aggregate principal amount of all such Debt outstanding at any time under this clause (c) does not exceed $2,500,000; (d) Hedging Obligations of the Borrower entered into in the ordinary course of business in order to hedge currency, commodity or interest rate risks, and not for purposes of speculation; (e) Debt incurred pursuant to any Existing Agreement and Debt for standby letters of credit (and any related loan facility component) which have been, or may be from time to time in the future, issued to insurance or reinsurance cedents in the ordinary course of business; (f) Debt in connection with Total Return Equity Swaps provided that the total aggregate amount outstanding at any time does not exceed an amount equal to 10% of the Investment Portfolio; (g) Debt in connection with Permitted Guarantees; (h) Debt owed by the Borrower or any Subsidiary thereof to the Parent or any of its Subsidiaries, provided that if such Debt is owed by the Borrower such Debt is subordinate to Debt under the this Agreement on terms satisfactory to the Lender; (i) guaranties by the Borrower or any Subsidiary thereof of the Debt and other obligations of the Parent or any Subsidiary thereof under any Existing Agreement and the other Credit Documents and Loan Documents (as defined in the Parent Credit

Agreement and Alterra Holdings Credit Agreement, respectively); and (j) Debt of the Borrower not included in paragraphs (a) through (i) which does not exceed at any time, in the aggregate, $15,000,000.

9. Section 6.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 6.3 Mergers, Consolidations and Sales. Not, and not permit any Subsidiary to, (a) merge or consolidate, provided that any Subsidiary of the Borrower may merge, amalgamate or consolidate with any other Subsidiary of the Borrower so long as, if either such Subsidiary is a wholly owned Subsidiary of the Borrower, the surviving Person shall (or, in the case of an amalgamation, the amalgamated entity shall), after giving effect to such merger, amalgamation or consolidation, be a wholly owned Subsidiary of the Borrower, or (b) purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person provided that the Borrower or any Subsidiary thereof may make any such purchase or acquisition provided (i) no Default or Event of Default has occurred and is continuing or would result from such purchase or acquisition, (ii) the Borrower provides the Lenders with a pro forma Compliance Certificate giving effect to such purchase or acquisition and (iii) (x) the purchase price of any single purchase or acquisition does not exceed $75,000,000 and (y) the aggregate purchase price of all such purchases and acquisitions after the date hereof does not exceed $250,000,000, or (c) sell, transfer, convey or lease all or any substantial part of its assets, other than (i) any sale, transfer, conveyance or lease in the ordinary course of business, (ii) any sale or assignment of receivables, (iii) any sale, transfer, conveyance or lease not in the ordinary course of business provided the aggregate fair market value of all such sales, transfers, conveyances or leases after the date hereof does not exceed $75,000,000, (iv) Total Return Equity Swaps permitted under Section 6.2(f), (v) any Subsidiary of the Borrower may sell, transfer, convey or lease all or substantially all of its assets (upon voluntary liquidation or otherwise) to one of its Subsidiaries, the Borrower, or to any one or more wholly owned Subsidiaries of the Borrower, and (vi) the Borrower or any wholly owned Subsidiary thereof may acquire all or substantially all of the assets of any Subsidiary of the Borrower.

10. Section 6.6(xiii) of the Credit Agreement is hereby amended by deleting the amount “$250,000” appearing therein and inserting in its place the amount “$7,500,000”.

11. Section 6.7(b) of the Credit Agreement is hereby amended by deleting the phrase “on the date hereof” and inserting in its place the phrase “on the Amendment Effective Date (as defined in Amendment No. 4, dated as of May 3, 2010, to this Agreement)”.

12. Section 6.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 6.8 [Reserved]

13. Section 7.1(g)(z) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(z) Sections 5.2(a), 5.7, 5.9, 5.10, 5.13, 6.1, 6.2, 6.3, 6.5, 6.6(viii), 6.6(ix), 6.6(x), 6.6(xi), 6.6(xii), 6.6(xiii), 6.7, or 6.9.

14. Schedule 4.2 to the Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 4.2 to this Amendment No. 4.

15. Paragraphs 1 through 14 hereof shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a) The Lender shall have received from the Borrower either (i) a counterpart of this Amendment No. 4 executed on behalf of the Borrower or (ii) written evidence satisfactory to the Lender (which may include telecopy transmission of a signed signature page of this Amendment No. 4) that the Borrower has executed a counterpart of this Amendment No. 4.

(b) The Lender shall have received a closing certificate, duly executed by the proper parties and substantially in the form of Exhibit A hereto.

(c) The Lender shall have received the written opinion of Conyers Dill & Pearman, as special Bermuda legal counsel to the Borrower, in form and substance reasonably acceptable to the Lender.

(d) All fees and expenses payable to the Lender and invoiced to the Borrower at least three (3) Business Day prior to the Amendment Effective Date (including the reasonable fees and expenses of counsel to the Lender) due and payable on or prior to the Amendment Effective Date shall have been paid.

(e) The Amendment Effective Date and the Amalgamation Date shall be the same.

16. The Borrower (i) reaffirms and admits the validity and enforceability against the Borrower of each Credit Document and all of its obligations thereunder, (ii) agrees and admits that it has no defense to or offset against any such obligation, and (iii) represents and warrants that, as of the date of the execution and delivery hereof by the Borrower, no Default has occurred and is continuing.

17. This Amendment No. 4 may be executed in any number of counterparts, each of which shall be original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment No. 4 to produce or account for more than one counterpart signed by the party to be charged.

18. This Amendment No. 4 shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

19. Except as amended hereby, the Credit Agreement shall in all other respects remain in full force and effect.

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